UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 4, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

This Amendment to Form 8-K is being filed to correct an omission of the Series A Convertible Preferred Stock.

Item 8.01. Other Events

The Company previously issued warrants to investors and partners which contained a provision that would require an adjustment in the exercise price if the Company issues common stock, warrants or equity below the price that is reflected in the warrants. These warrants included the following:

1.	Series A Warrants to purchase a total of 252,060 shares of common stock at a current exercise price of $2.50 per share.

2.	Series B Warrants to purchase a total of 252,060 shares of common stock at a current exercise price of $2.50 per share.

3.	A warrant issued to IDMC to purchase 97,169 shares of common stock at a current exercise price of $2.50 per share.

4.	Series C Warrants to purchase 23,334 shares of common stock at a current exercise price of $2.50 per share.

5.	Series D Warrants to purchase 23,334 shares of common stock at a current exercise price of $2.50 per share.

6.	Placement Agent Warrants to purchase a total of 20,439 shares of common stock at a current exercise price of $2.50 per share.

7.	Series A Convertible Preferred Stock to purchase a total of 23,334 shares of common stock at a current exercise price of $15.00.

The Shares discussed in Item 8.01 above issued at $0.70 per share adjusted the exercise price of the warrants detailed above to $0.70 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

October 20, 2016	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO